[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
EXHIBIT 10.16
Novasonics and Supertex Inc.
Development Agreement
Pulser Chip
1.	Summary of Description of Services:
To develop a High Voltage Integrated Circuit using Supertex’s HVCMOS technology designed to meet Novasonics’s requirements. The product is to be developed and manufactured in high volume production.
2.	Scope of Work:
To develop I.C.’s suitable for high volume production.
Activities to include:
1) Design, layout, digitization, fabrication and debugging of a High Voltage IC Circuit (as defined below), followed by product characterization and reliability qualification to qualify the circuits for high volume production.
2) Develop testing hardware and software necessary to:
a) Characterize and qualify the product and
b) Production test in high volume.
3.	Product Description and Requirement:
The custom IC is a [*] channel integrated high voltage pluser with [*]. Each channel is individually controlled via [*]. The time width of the[*], which is to be [*], is set by [*]. Product to be supplied as cut wafers on adhesive tape.
4.	Spec:
Attached (HV731 Specification)
5.	Design Phase Milestones and Schedule (*Dates are subject to change)

Milestone	*Projected Date
a. Contract Signed	3/14/01
b. Sign off Proposed Spec (= time 0 of schedule)	3/23/01
c. Circuit Design Complete	6/01/01
d. Layout Complete	7/13/01
e. Mask Tooling Complete	7/27/01	}	10w
f. Engineering Fabrication Runs	10/5/01	}	10w
g. First pass Functional Prototypes 10 unit	11/15/01		best effort
h. 100 Full Specification Parts	01/07/02
i. Product Characterization	02/21/02
j. Reliability Qualification	03/08/02

6.	Nonrecurring Engineering Charge [*]:	[*]
a.	Total Material Costs	[*]
b.	Total Labor (@$16K/Man Month)	[*]

Confidential	10/2/2001

7.	Payment Schedule: Payment will be made upon successful completion of the below milestones:

a.	Sign off on Contract	[*]
b.	Layout Complete	[*]
c.	Start Silicon	[*]
d.	Start of testing first silicon	[*]
e.	Receipt of 10 1st Pass Silicon	[*]
f.	Novasonics Engineering Sign off of Fully Functional Chips	[*]
g.	Product Characterization Complete	[*]
h.	Reliability Qualification Complete	[*]

Total		[*]
8.	Budgetary Printing:

[*] (die on
adhesive tape)

[*]	[*]

[*] ([*] die in one
  uBGA package)

[*] [*]	[*] [*]
*Additional NRE for the
for [*] package [*]

9.	Pricing Review
Supertex to review the budgetary pricing as we go to initial silicon and again after completion of three separate production lots.
10.	Marketing Rights
Supertex retains the marketing rights of this Pulser Chip, if Novasonics fails to achieve the run rate of [*] or [*] per year by 2004.
11.	Proprietary Rights
Novasonics will have exclusive rights to all of the Intellectual Property developed by Novasonics. Supertex will have exclusive rights to all of the Intellectual Property developed by Supertex Inc. during the performance of services for the company. Such “Intellectual Property” includes, but is not limited to any copyrightable material, drawings, schematics, diagrams, designs, inventions, developments, discoveries and trade secrets.
12.	Liability
Upon completion of the services rendered by Supertex Inc., Novasonics has the right and duty to inspect the quality of the services rendered, including drawings, schematics and

Confidential	10/2/2001

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

simulations results and inform immediately Supertex Inc. of discrepancies or inconsistencies. If such discrepancies or inconsistencies persist, Novasonics has the right to refuse payments for the services rendered if the discrepancies or inconsistencies have not been addressed by Supertex within 90 days of notification to Supertex by Novasonics of such discrepancies or inconsistencies.
13.	Termination
Either party may terminate this Agreement in whole or part at its convenience upon Thirty days written notice to the other party. Such termination shall be effective Thirty days from the date of the Postmark of said notice and shall be without prejudice to any claims which one party may have against the other. In the event of such termination the Company shall be obligated to reimburse Supertex Inc. for services actually performed by Supertex Inc. up to the effective date of termination, including the Milestone in process.
Agreed:

Novasonics, Inc.:	Supertex Incorporated:

/s/ S. Zafar Hamadi Signature	/s/ [*] Signature

Name	/s/ [*] Name

CEO	[*]
Title	Title

10/03/01 Date	10/5/01 Date

Confidential	10/2/2001

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.